SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           April 24, 2003

POWER-ONE, INC.

(Exact name of registrant as specified in its charter)

Commission file number 0-29454

DELAWARE	77-0420182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

740 CALLE PLANO, CAMARILLO, CA	93012
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code   (805) 987-8741

Item 5. Other Events

On April 24, 2003, Power-One, Inc. (the “Company”) announced its results for the first fiscal quarter ended March 30, 2003.  See text of press release in exhibit 99.1.

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition.”

On April 24, 2003, the Company issued a press release setting forth Power-One’s first quarter 2003 earnings.  A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference in this Item 9.

Exhibit Index

99.1         Press release reporting first quarter 2003 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 24, 2003	Power-One, Inc.

	By:	/s/ Eddie K. Schnopp
Eddie K. Schnopp
Sr. Vice President— Finance, Treasurer and Chief Financial Officer